As filed with the Securities and Exchange Commission on December 21, 2007                            Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FLUOR CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	33-0927079
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6700 Las Colinas Boulevard
Irving, Texas 75039

(469) 398-7000

(Address, including Zip Code, and Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

FLUOR EXECUTIVE
DEFERRED COMPENSATION PROGRAM
(Full Title of Plan)

Carlos M. Hernandez, Esq.
Chief Legal Officer and Secretary

Fluor Corporation

6700 Las Colinas Boulevard

Irving, Texas 75039

(469) 398-7000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Deferred Compensation Obligations	$55,000,000	100%	$55,000,000	$1,688.50

(1)                                 The Deferred Compensation Obligations are unsecured obligations of Fluor Corporation to pay deferred compensation in the future in accordance with the terms of the Fluor Executive Deferred Compensation Program.

(2)                                 Calculated solely for purposes hereof pursuant to 457(h).

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional $55.0 million of unsecured obligations of the registrant to pay deferred compensation in the future in accordance with the terms of the Fluor Executive Deferred Compensation Program (the “Plan”).  This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-84790) filed by the registrant with the Securities and Exchange Commission on March 22, 2002 relating to the Plan.

Item 8.           Exhibits.

Exhibit No.             Description

5                                                                  Opinion of Carlos M. Hernandez, Esq. as to the legality of the securities being registered*

23.1                                                   Consent of Independent Registered Public Accounting Firm*

23.2                                                   Consent of Carlos M. Hernandez, Esq. (contained in Exhibit 5 hereto)

24                                                            Powers of Attorney (included on signature page)

*                    Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Fluor Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on December 21, 2007.

FLUOR CORPORATION

By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez, Esq.
Chief Legal Officer and Secretary

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Carlos M. Hernandez and Eric P. Helm and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2007.

Signature	Title

/s/ Alan L. Boeckmann	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
Alan L. Boeckmann
/s/ D. Michael Steuert	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
D. Michael Steuert

/s/ Victor L. Prechtl	Vice President and Controller
Victor L. Prechtl	(Principal Accounting Officer)

/s/ Ilesanmi Adesida	Director
Ilesanmi Adesida

/s/ Peter K. Barker	Director
Peter K. Barker

/s/ Peter J. Fluor	Director
Peter J. Fluor

/s/ James T. Hackett	Director
James T. Hackett

/s/ Kent Kresa	Director
Kent Kresa

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/s/ Vilma S. Martinez	Director
Vilma S. Martinez

/s/ Dean R. O’Hare	Director
Dean R. O’Hare

/s/ Joseph W. Prueher	Director
Joseph W. Prueher

/s/ Lord Robin W. Renwick	Director
Lord Robin W. Renwick, K.C.M.G.

/s/ Peter S. Watson	Director
Peter S. Watson

/s/ Suzanne H. Woolsey	Director
Suzanne H. Woolsey

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EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Carlos M. Hernandez, Esq. as to the legality of the securities registered hereby

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Carlos M. Hernandez (contained in Exhibit 5)

24	Powers of Attorney (included on Signature Page)